Exhibit 99.1

Empire Financial Holding Company Changing its Name To
Jesup & Lamont, Inc.

LONGWOOD, Fla., Dec. 28, 2007 /PRNewswire-First Call/ -- Empire Financial Holding Company (Amex: EFH - News) today announced that on January 2, 2008 it will change its name to Jesup & Lamont, Inc., assuming the name of one of America’s oldest investment banks. Commencing on that date its Common Stock will trade on the American Stock Exchange under the Jesup & Lamont name with the symbol “JLI”.

“Our new name reflects the increasing emphasis that we are placing on our investment banking, corporate advisory and money management services,” said Donald A. Wojnowski, Jr., Empire Financial Holding Company President and CEO. “Jesup & Lamont, one of the oldest investment bankers in the United States, has well recognized capabilities and an established reputation in these areas. We look forward to further expanding the Jesup & Lamont business and building on its traditions and reputations as part of our overall strategic growth plan.”

About Empire Financial Holding Company

Empire Financial Holding Company, through its wholly owned subsidiaries, Empire Financial Group, Inc. and Jesup & Lamont, provides full-service retail brokerage services through its network of independently owned and operated and Company owned and operated offices. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides Investment Banking services for clients as well as turn-key fee based investment advisory and registered advisor custodial services through its wholly owned subsidiaries, Empire Investment Advisors, Inc. and Jesup & Lamont.

Forward-Looking Statement Disclaimer

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risk, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The company undertakes no obligation to revise or update any forward looking statement.

Contact:

Donald A. Wojnowski, Jr.

President

Empire Financial Holding Company

2170 West SR 434, Suite 100

Longwood, FL 32779

Phone: 407.551.1841 Ext. 1141

Fax: 407.830.5078

dwojnowski@empirenow.com